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[FORETHOUGHT LOGO]


                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                            Indianapolis, IN 46204]

                          FUND FACILITATION FEE RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the Contract. The terms and conditions in this rider supersede any conflicting provision in the Contract. Terms used that are not defined in this rider shall have the same meaning as those in Your Contract. This rider modifies the Contract by adding the following provisions and terms:

FUND FACILITATION FEE

If You elect any of the following Subaccounts, including election as part of an asset allocation model, the following Fund Facilitation Fee will be charged:

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                                                                                           ANNUAL FEE
                                                                               (AS A PERCENTAGE OF AVERAGE DAILY
                                SUB-ACCOUNT                                         NET SUB-ACCOUNT ASSETS)
----------------------------------------------------------------------------- -------------------------------------
[American Funds Insurance Series - Protected Asset Allocation Fund                                0.10%
----------------------------------------------------------------------------- -------------------------------------
BlackRock High Yield V.I. Fund                                                                    0.10%
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BlackRock U.S. Government Bond V.I. Fund                                                          0.10%
----------------------------------------------------------------------------- -------------------------------------
Hartford Capital Appreciation HLS Fund                                                            0.05%
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Hartford Index HLS Fund                                                                           0.15%
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Hartford Total Return Bond HLS Fund                                                               0.05%
----------------------------------------------------------------------------- -------------------------------------
Invesco V.I. Money Market Fund                                                                    0.10%
----------------------------------------------------------------------------- -------------------------------------
PIMCO Total Return Portfolio                                                                      0.15%
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TOPS(TM) Protected Balanced ETF Portfolio                                                         0.15%
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TOPS(TM) Protected Growth ETF Portfolio                                                           0.40%
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TOPS(TM) Protected Moderate Growth ETF Portfolio                                                  0.25%]
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


The Fund Facilitation Fee will be charged in addition to any policy fees and charges, and will be included as an expense in the calculation of net investment factor as described in the Accumulation Units of Your Contract.

SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY
[

                  /s/ Samuel Ramos                       /s/ Michael A. Reardon
                      SECRETARY                                 PRESIDENT]